                                                                  EXECUTION COPY

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                                  $125,000,000
                                CREDIT AGREEMENT

                          dated as of December 8, 2005

                                      Among

                             FLAVORS HOLDINGS INC.,

                           MAFCO WORLDWIDE CORPORATION

                               The Several Lenders
                         from Time to Time Party Hereto,

                           JPMORGAN CHASE BANK, N.A.,
                            as Administrative Agent,

                      BEAR STEARNS CORPORATE LENDING INC.,
                              as Syndication Agent,

                                       and

                           NATEXIS BANQUES POPULAIRES

                                       and

                               NATIONAL CITY BANK,
                           as Co-Documentation Agents

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                           J.P. MORGAN SECURITIES INC.

                                       and

                            BEAR, STEARNS & CO. INC.,
                  as Joint Lead Arrangers and Joint Bookrunners

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

     2.7 Procedure for Swingline Borrowing; Refunding of

SCHEDULES:

1.1A       Commitments
1.1B       Existing Letters of Credit
1.1C       Mortgaged Property
4.4        Consents, Authorizations, Filings and Notices
4.15       Subsidiaries
4.19(a)    UCC Filing Jurisdictions
4.19(b)    Mortgage Filing Jurisdictions
7.2(l)     Existing Liens
7.9        Transaction Agreements
7.10(c)    Existing Indebtedness

EXHIBITS:

A          Form of Guarantee and Collateral Agreement
B          Form of Compliance Certificate
C          Form of Closing Certificate
D          Form of Mortgage
E          Form of Assignment and Acceptance
F-1        Form of Legal Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP
F-2        Form of Legal Opinion of Wolf Block Schorr & Solis-Cohen LLP
F-3        Form of Legal Opinion of McCandlish Holton PC
G          Form of Exemption Certificate
H          Assignment and Assumption Agreement
I          Form of Tax Sharing Agreement

            CREDIT AGREEMENT (this "Agreement"), dated as of December 8, 2005, among FLAVORS HOLDINGS INC., a Delaware corporation ("Holdings"), MAFCO
WORLDWIDE CORPORATION, a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), NATEXIS BANQUES POPULAIRES and NATIONAL CITY
BANK, as co-documentation agents (in such capacity, the "Co-Documentation
Agents"), BEAR STEARNS CORPORATE LENDING INC., as syndication agent (in such capacity, the "Syndication Agent"), and JPMORGAN CHASE BANK, N.A., ("JPMorgan
Chase Bank"), as administrative agent.

            The parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

            1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section
1.1.

            "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For the purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the
Administrative Agent in connection with extensions of credit to debtors); Any change in the ABR due to a change in the Prime Rate or the Federal Funds
Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate,
respectively.

            "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

            "Administrative Agent": JPMorgan Chase Bank, together with its affiliates, as an arranger of the Commitments and as the agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

            "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

            "Agents": the collective reference to the Syndication Agent and the
Administrative Agent.

            "Aggregate Exposure": with respect to any Lender at any time, an amount equal to the sum of (a) the aggregate then unpaid principal amount of such Lender's Term Loans and (b) the amount of such Lender's Revolving
Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

            "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

                                        1

            "Agreement": as defined in the preamble hereto.

            "Applicable Margin": (a) with respect to the Term Facility, (i)
1.00% in the case of ABR Loans and (ii) 2.00% in the case of Eurodollar Loans and (b) with respect to the Revolving Facility, (i) 1.25% in the case of ABR
Loans and (ii) 2.25% in the case of Eurodollar Loans.

            "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of
Credit.

            "Approved Fund": as defined in Section 10.6(c).

            "Asset Sale": any Disposition of property or series of related
Dispositions of property (excluding any such Disposition permitted by clause
(a), (b), (c) or (d) of Section 7.5) that yields gross proceeds to any Group
Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $1,000,000.

            "Assignee": as defined in Section 10.6(c).

            "Assignment and Acceptance": an Assignment and Acceptance,
substantially in the form of Exhibit E.

            "Assignment and Assumption Agreement": the Assignment and Assumption
Agreement, dated as of October 29, 2004, between Pneumo Abex Corporation, as assignor, and the Borrower, as assignee, as attached as Exhibit H hereto, as the same may be amended, supplemented or otherwise modified to the extent permitted by Section 7.16.

            "Assignor": as defined in Section 10.6(c).

            "Available Revolving Commitment": as to any Revolving Lender at any
time, an amount equal to the excess, if any, of (a) such Lender's Revolving
Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender's Revolving
Extensions of Credit for the purpose of determining such Lender's Available
Revolving Commitment pursuant to Section 2.8(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

            "Benefitted Lender": as defined in Section 10.7(a).

            "Board": the Board of Governors of the Federal Reserve System of the
United States (or any successor).

            "Borrower": as defined in the preamble hereto.

            "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

            "Business": as defined in Section 4.17(b).

            "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices

                                        2

and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in
Dollar deposits in the interbank eurodollar market.

            "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

            "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

            "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation)
and any and all warrants, rights or options to purchase any of the foregoing.

            "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the
United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause
(b) of this definition having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States
Government, (d) commercial paper of a domestic issuer rated at least A-1 by S&P or P-1 by Moody's, (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market, mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses
(a) through (f) of this definition.

            "Change of Control": if any time (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Sponsor Group, shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules
13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than the greater of (x) 35% of the outstanding common stock of M & F Worldwide, and (y) the amount of outstanding common stock of M & F Worldwide then beneficially owned by the Sponsor Group and each of its beneficial owners; (ii)
the board of directors of M & F Worldwide shall cease to consist of a majority of Continuing Directors; or (iii) M & F Worldwide shall cease to own and control, of record and beneficially, directly or indirectly, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except
Liens created by the Guarantee and Collateral Agreement).

                                        3

            "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date is December 8, 2005.

            "Code": the Internal Revenue Code of 1986, as amended from time to time.

            "Co-Documentation Agents": As defined in the preamble hereto.

            "Collateral": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security
Document.

            "Commitment": as to any Lender, the sum of the Term Commitment and
the Revolving Commitment of such Lender.

            "Commitment Fee Rate": 1/2 of 1% per annum.

            "Commonly Controlled Entity": an entity, whether or not
incorporated, that is under common control with the Borrower within the meaning of Section 4001(a)(14) part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

            "Compliance Certificate": a certificate duly executed by a
Responsible Officer substantially in the form of Exhibit B.

            "Conduit Lender": any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument;
provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such
Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.18, 2.19, 2.20 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

            "Confidential Information Memorandum": the Confidential Information
Memorandum dated November 2005 and furnished to certain Lenders.

            "Consolidated Current Assets": at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

            "Consolidated Current Liabilities": at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the
Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans or Swingline Loans to the extent otherwise included therein.

            "Consolidated EBITDA": for any fiscal period of the Borrower, the
Consolidated Net Income or Consolidated Net Loss, as the case may be, for such fiscal period, (a) after restoring thereto (i) extraordinary or non-recurring non-cash charges, (ii) depreciation and amortization (including write-offs or write-downs of amortizable and depreciable items), (iii) Consolidated Interest
Expense, (iv) "provision

                                        4

for taxes" (or any like caption) on a consolidated statement of earnings of the
Borrower and its Subsidiaries for such fiscal period and (v) any losses in respect of currency fluctuations and (b) deducting therefrom (i) extraordinary or non-recurring income or gains (which shall include, whether or not so includable in accordance with GAAP, any item of gain resulting from Dispositions other than in the ordinary course of business), (ii) the portion of net income of the Borrower and its Subsidiaries allocable to interests in unconsolidated
Persons to the extent that cash dividends or distributions in respect of such portion of net income have not actually been received by the Borrower or any
Subsidiary Guarantor, (iii) any gains in respect of currency fluctuations, (iv)
any other non-cash income and (v) any cash payments made during such period in respect of items described in clause (a)(i) above subsequent to the fiscal quarter in which the relevant non-cash charges were reflected as a charge in the statement of Consolidated Net Income; provided any such restorations or deductions shall only be restored or deducted to the extent included in the determination of Consolidated Net Income or Consolidated Net Loss. For the
purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of the Consolidated Leverage Ratio, (i) if at any time during such Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the
Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative)
attributable thereto for such Reference Period and (ii) if during such Reference
Period the Borrower or any Subsidiary shall have made a Material Acquisition,
Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, "Material Acquisition"
means any acquisition of property or series of related acquisitions of property that (x) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (y) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $2,000,000; and "Material Disposition" means any
Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of
$2,000,000.

            "Consolidated Interest Coverage Ratio": at the last day of any fiscal quarter, the ratio of (a) (i) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such date less (ii) Capital Expenditures for the period of four consecutive fiscal quarters ending on such date to (b)
Consolidated Interest Expense for the period of four consecutive fiscal quarters ending on such date.

            "Consolidated Interest Expense": for any fiscal period of the
Borrower, the amount that, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of earnings of the Borrower and its Subsidiaries for such fiscal period.

            "Consolidated Leverage Ratio": at the last day of any fiscal quarter, the ratio of (a) Total Debt (after giving effect to all prepayments made on such day) on such day to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on such day.

            "Consolidated Net Income" or "Consolidated Net Loss": for any fiscal period of the Borrower, the amount which, in conformity with GAAP, would be set forth opposite the caption "net income" (or any like caption) or "net loss" (or any like caption), as the case may be, on a consolidated statement of earnings of the Borrower and its Subsidiaries for such fiscal period.

            "Consolidated Working Capital": at any date, the excess of
Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

                                        5

            "Continuing Directors": the directors of M & F Worldwide on the
Closing Date, and each other director if, in each case, such other director's nomination for election to the board of directors of M & F Worldwide is recommended by at least a majority of the then Continuing Directors.

            "Contractual Obligation": as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its material property is bound.

            "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

            "Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof.
The terms "Dispose" and "Disposed of" shall have correlative meanings.

            "Dollars" and "$": dollars in lawful currency of the United States.

            "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

            "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law
(including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

            "ERISA": the Employee Retirement Income Security Act of 1974, as
amended from time to time.

            "Eurocurrency Reserve Requirements": for any day as applied to a
Eurodollar Loan, the aggregate (without duplication) of the maximum rates
(expressed as a decimal fraction) of reserve requirements in effect on such day
(including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in
Regulation D of the Board) maintained by a member bank of the Federal Reserve
System.

            "Eurodollar Base Rate": with respect to each day during each
Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such
Interest Period commencing on the first day of such Interest Period appearing on
Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business
Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business
Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

                                        6

            "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

            "Eurodollar Rate": with respect to each day during each Interest
Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                  --------------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

            "Eurodollar Tranche": the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

            "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

            "Excess Cash Flow": for any period, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such period, (ii)
the amount of all non-cash charges (including depreciation and amortization)
deducted in arriving at such Consolidated Net Income, (iii) decreases in
Consolidated Working Capital for such period, and (iv) the aggregate net amount of non-cash loss on the Disposition of property by the Borrower and its
Subsidiaries during such period (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net
Income over (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such period on account of Capital Expenditures (excluding the principal amount of
Indebtedness incurred in connection with such expenditures), (iii) the aggregate amount of all prepayments of Revolving Loans and Swingline Loans during such period to the extent accompanying permanent optional reductions of the Revolving
Commitments and all optional prepayments of the Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of
Funded Debt (including the Term Loans) of the Borrower and its Subsidiaries made during such period (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such period, (vi)
the aggregate net amount of non-cash gain on the Disposition of property by the
Borrower and its Subsidiaries during such period (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such
Consolidated Net Income and (vii) the aggregate amount of Restricted Payments made pursuant to Sections 7.6(a), (b) and (c).

            "Excess Cash Flow Application Date": as defined in Section 2.11(d).

            "Exchange Act": the Securities Exchange Act of 1934, as amended.

            "Excluded Subsidiaries": each of Wei Feng and any of its
Subsidiaries, provided, that (i) at no time shall any creditor of any such
Person have any claim (whether pursuant to a Guarantee Obligation, by operation of law or otherwise) against Holdings, the Borrower or any of its Subsidiaries in respect of any Indebtedness or other obligation of any such Person; (ii)
neither Holdings , the Borrower nor any of its Subsidiaries shall become a general partner of any such Person; (iii) no default with respect to any
Indebtedness of any such Person (including any right which the holders thereof may have to take enforcement action against any such Person) shall permit (upon notice, lapse of time or both) any holder of any Indebtedness of Holdings, the
Borrower or any of its Subsidiaries to declare a default on such other
Indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled

                                        7

maturity; (iv) no such Person shall own any Capital Stock of, or own or hold any
Lien on any property of, Holdings, the Borrower or any of its Subsidiaries; and
(v) no investments, loans or advances may be made in or to any such Person by
Holdings, the Borrower or any of its Subsidiaries except pursuant to Section
7.7(i). It is understood that Excluded Subsidiaries shall be disregarded for the purposes of any calculation pursuant to this Agreement relating to financial matters with respect to Holdings, the Borrower and its Subsidiaries (including for purposes of the definition of Excess Cash Flow), but that cash dividends actually paid by any Excluded Subsidiary to the Borrower or any of its
Subsidiaries shall be included in Consolidated Net Income.

            "Existing Credit Agreement": the Amended and Restated Credit
Agreement, dated as of April 17, 2001, among Holdings, the Borrower, the lenders parties thereto, BNP Paribas, as documentation agent, and JPMorgan Chase Bank, as paying agent, as previously amended.

            "Existing Letters of Credit": the letters of credit listed on
Schedule 1.1B.

            "Facility": each of (a) the Term Commitments and the Term Loans made thereunder (the "Term Facility") and (b) the Revolving Commitments and the
extensions of credit made thereunder (the "Revolving Facility").

            "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal
Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

            "Foreign Subsidiary": any Subsidiary of the Borrower that is not a
Domestic Subsidiary.

            "Fully Satisfied": shall mean, with respect to:

            (a) the Payment Obligations as of any date, that on or before such date, (i) the principal of and interest accrued to such date on such Payment
Obligations shall have been paid in full in cash (other than the Undrawn L/C
Obligations), (ii) all Undrawn L/C Obligations shall have been Fully Secured,
(iii) all fees, expenses and other amounts then due and payable which constitute
Payment Obligations (other than the Undrawn L/C Obligations) shall have been paid in full in cash and (iv) the Commitments shall have expired or irrevocably been terminated; and

            (B) the Obligations (and the Borrower Obligations (as defined in the
Guarantee and Collateral Agreement )) as of any date, that, on or before such date, (i) the Payment Obligations shall have been Fully Satisfied (as provided in clause (a) above) and (ii) all Specified Hedge Agreements shall have been terminated or all obligations thereunder (other than for fees, expenses and indemnities) shall have been cash collateralized and all fees, expenses and indemnity payments then due and payable thereunder shall have been paid in full in cash.

            "Fully Secured": shall mean, with respect to any Undrawn L/C
Obligations as of any date, that, on or before such date, such Undrawn L/C
Obligations shall have been secured by the grant to the Issuing Lender by the
Borrower of a first priority, perfected security interest in, and Lien on, (a)
cash or Cash Equivalents in an amount at least equal to the excess, if any, of the amount of such Undrawn L/C Obligations over the amount of the Total
Revolving Credit Commitments on such date or (b) other collateral security which is acceptable to the Issuing Lender.

                                        8

            "Funded Debt": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such
Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such
Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the
Loans.

            "Funding Office": the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

            "GAAP": generally accepted accounting principles in the United
States as in effect from time to time, except that for purposes of Section 7.1,
GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1(b). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made.
Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting
Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting
Standards Board of the American Institute of Certified Public Accountants or, if
applicable, the SEC.

            "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

            "Group Members": the collective reference to Holdings, the Borrower and their respective Subsidiaries.

            "Guarantee and Collateral Agreement": the Guarantee and Collateral
Agreement to be executed and delivered by Holdings, the Borrower and each
Subsidiary Guarantor, substantially in the form of Exhibit A.

            "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person
(including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any
Indebtedness, leases, dividends or other obligations (the "primary obligations")
of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services

                                        9

primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term
Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee
Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

            "Guarantors": the collective reference to Holdings and the
Subsidiary Guarantors.

            "Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

            "Holdings": as defined in the preamble hereto.

            "Immaterial Foreign Subsidiary": any Foreign Subsidiary whose (a)
assets, (b) revenues and (c) earnings before interest, taxes, depreciation and amortization (excluding intercompany receivables and revenues that would be eliminated upon consolidation in accordance with GAAP), at the time of determination (determined, in the case of clauses (b) and (c), in respect of the most recent period of four consecutive fiscal quarters of the Borrower for which the relevant financial information is available), in each case do not exceed
$500,000.

            "Indebtedness": of any Person at any date, without duplication, (a)
all indebtedness of such Person for borrowed money, (b) all obligations of such
Person for the deferred purchase price of services or property, which purchase price (i) is due twelve months or more from the date of incurrence of the obligation in respect thereof or (ii) customarily or actually is evidenced by a note or other written instrument (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such
Person evidenced by notes, bonds, debentures or other similar instruments, (d)
all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e)
all Capital Lease Obligations of such Person, (f) all obligations of such
Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements,
(g) the liquidation value of all redeemable preferred Capital Stock of such
Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights)
owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Sections 7.10 and 8(e) only, all obligations of such Person in respect of Hedge Agreements.
The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

                                       10

            "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "Insolvent": pertaining to a condition of Insolvency.

            "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

            "Interest Payment Date": (a) as to any ABR Loan (other than any
Swingline Loan), the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan,
(b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an
Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Loan (other than any Revolving Loan that is an ABR Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof and (e) as to any Swingline Loan, the day that such Loan is required to be paid.

            "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the
Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

            (i)     if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such
      Interest Period shall end on the immediately preceding Business Day;

            (ii)    the Borrower may not select an Interest Period under the
      Revolving Facility that would extend beyond the Revolving Termination Date or under the Term Facility that would extend beyond the date final payment is due on the Term Loans;

            (iii)   any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest
      Period) shall end on the last Business Day of a calendar month; and

            (iv)    the Borrower shall select Interest Periods so as not to
      require a payment or prepayment of any Eurodollar Loan during an Interest
      Period for such Loan.

            "Issuing Lender": JPMorgan Chase Bank, in its capacity as issuer of any Letter of Credit.

            "JPMorgan Chase Bank": as defined in the preamble.

                                       11

            "L/C Fee Payment Date": the last day of each March, June, September and December, the last day of the Revolving Commitment Period and the first day after the end of the Revolving Commitment Period on which no Letters of Credit remain outstanding.

            "L/C Obligations": at any time, an amount equal to the sum of (a)
the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

            "L/C Participants": the collective reference to all the Revolving
Lenders other than the Issuing Lender.

            "Lender Affiliate": (a) any Affiliate of any Lender, (b) any Person
that is administered or managed by any Lender and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (c) with respect to any Lender which is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.

            "Lenders": as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

            "Letters of Credit": as defined in Section 3.1(a).

            "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

            "Loan": any loan made by any Lender pursuant to this Agreement.

            "Loan Documents": this Agreement and the Security Documents.

            "Loan Parties": each Group Member that is a party to a Loan
Document.

            "Mafco Shanghai": Mafco Shanghai Corporation, a Delaware
corporation.

            "M & F Worldwide": M & F Worldwide Corp., a Delaware corporation.

            "Material Adverse Effect": a material adverse effect on (a) the business, property, operations or condition (financial or otherwise) of the
Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

            "Materials of Environmental Concern": any gasoline or petroleum
(including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

            "Moody's": Moody's Investors Service, Inc. or any successor.

                                       12

            "Mortgaged Properties": the real properties listed on Schedule 1.1C, as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages.

            "Mortgages": each of the mortgages and deeds of trust made by any
Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded).

            "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "Net Cash Proceeds": (a) in connection with any Asset Sale or any
Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents
(including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or
Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such
Asset Sale or Recovery Event (other than any Lien pursuant to a Security
Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith; provided that the proceeds of a Recovery Event shall not be counted as proceeds for purposes of this definition if, within 180 days of the receipt by Holdings, the Borrower or any of its Subsidiaries of such proceeds, such recipient commences and thereafter diligently pursues the repair or replacement of the property affected by such Recovery Event, except that any portion of such proceeds not applied or committed to be applied to such repair or replacement within 180 days of receipt of such proceeds shall be counted as proceeds for purposes of this definition at that time

            "Newco": Pneumo Abex LLC, a Delaware limited liability company.

            "Non-Consenting Lender": as defined in Section 2.22.

            "Non-Excluded Taxes": as defined in Section 2.19(a).

            "Non-U.S. Lender": as defined in Section 2.19(d).

            "Notes": the collective reference to any promissory note evidencing
Loans.

            "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in
the case of Specified Hedge Agreements and any Specified Cash Management
Agreements, any Lender Affiliate), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan
Document, the Letters of Credit, any Specified Hedge Agreement, Specified Cash
Management Agreement or any other document made, delivered or given in connection

                                       13

herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

            "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

            "Participant": as defined in Section 10.6(b).

            "Payment Obligations": (a) all principal, interest, fees, charges, expenses, attorneys' fees and disbursements, indemnities, reimbursement obligations and any other amounts payable by any Person under any Loan Document
(including, without limitation, the L/C Obligations and interest accruing at the then applicable rate provided for herein after the maturity of the Loans to the extent any Loans are then outstanding and interest accruing at the then applicable rate provided for herein after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and (b) any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in its sole discretion, may elect to pay or advance under this Agreement on behalf of such Person after the occurrence and during the continuance of a Default or an Event of Default.

            "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

            "Permitted Exceptions": as defined in Section 7.2.

            "Permitted Transferees": with respect to any Person that is a natural person (and any Permitted Transferee of such Person), (a) such Person's immediate family, including his or her spouse, ex-spouse, children, step-children and their respective lineal descendants and (b) any trust or other legal entity the beneficiary of which is such Person's immediate family, including his or her spouse, ex-spouse, children, step-children or their respective lineal descendants and which is controlled by such Person.

            "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled
Entity is (or, if such plan were terminated at such time, would under Section
4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of
ERISA.

            "Pro Forma Balance Sheet": as defined in Section 4.1(a).

            "Projections": as defined in Section 6.2(c).

            "Properties": as defined in Section 4.17(a).

                                       14

            "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset (other than inventory) of any Group Member.

            "Register": as defined in Section 10.6(e).

            "Regulation U": Regulation U of the Board as in effect from time to time.

            "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under
Letters of Credit.

            "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

            "Replacement Term Loans": as defined in Section 10.1.

            "Reportable Event": any of the events set forth in Section 4043(c)
of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.
Section 4043.

            "Required Lenders": at any time, the holders of more than 50% of the sum of (a) the aggregate unpaid principal amount of the Term Loans then outstanding and (b) the Total Revolving Commitments then in effect or, if the
Revolving Commitments have been terminated, the Total Revolving Extensions of
Credit then outstanding.

            "Requirement of Law": as to any Person, the Certificate of
Incorporation and By-Laws or other organizational or governing documents of such
Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such
Person or any of its material property is subject.

            "Responsible Officer": the chief executive officer, president, chief financial officer or any vice president of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

            "Restricted Payment": (a) any payment by the Borrower or any of its
Subsidiaries of a dividend (other than a dividend payable solely in the same class of Capital Stock of the Borrower) on, or any payment on account of the purchase, redemption or retirement of, or any other distribution on, any shares of any class of Capital Stock of the Borrower (including any such payment or distribution in cash or in property or obligations of the Borrower or any of its
Subsidiaries), (b) any loan or advance by the Borrower or any of its
Subsidiaries to any Affiliate of the Borrower or (c) the payment by the Borrower or any of its Subsidiaries of any management or administrative fee to any
Affiliate of the Borrower or of any salary, bonus or other form of compensation other than in the ordinary course of business to any Person who is a significant stockholder or executive officer of any Affiliate of the Borrower.

            "Revolving Commitment": as to any Lender, the obligation of such
Lender, if any, to make Revolving Loans and participate in Swingline Loans and
Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such
Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving
Commitments is $15,000,000.

                                       15

            "Revolving Commitment Period": the period from and including the
Closing Date to the Revolving Termination Date.

            "Revolving Extensions of Credit": as to any Revolving Lender at any
time, an amount equal to the sum of (a) the aggregate principal amount of all
Revolving Loans held by such Lender then outstanding, (b) such Lender's
Revolving Percentage of the L/C Obligations then outstanding and (c) such
Lender's Revolving Percentage of the aggregate principal amount of Swingline
Loans then outstanding.

            "Revolving Lender": each Lender that has a Revolving Commitment or that holds Revolving Loans.

            "Revolving Loans": as defined in Section 2.4(a).

            "Revolving Percentage": as to any Revolving Lender at any time, the percentage which such Lender's Revolving Commitment then constitutes of the
Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding, provided, that, in the event that the Revolving Loans are paid in full prior to the reduction to zero of the Total Revolving Extensions of Credit, the Revolving
Percentages shall be determined in a manner designed to ensure that the other outstanding Revolving Extensions of Credit shall be held by the Revolving
Lenders on a comparable basis.

            "Revolving Termination Date": December 8, 2010.

            "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

            "Security Documents": the collective reference to the Guarantee and
Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any
Person to secure the obligations and liabilities of any Loan Party under any
Loan Document.

            "Single Employer Plan": any Plan that is covered by Title IV of
ERISA, but that is not a Multiemployer Plan.

            "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value"
of the assets of such Person will, as of such date, exceed the amount of all
"liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature.
For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y)
right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                                       16

            "S&P": Standard & Poor's Ratings Services or any successor.

            "Specified Cash Management Agreement": any agreement providing for treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions between the Borrower and any Guarantor and any Lender Affiliate, which has been designated by such Lender and the Borrower or such Guarantor, by notice to the
Administrative Agent as a "Specified Cash Management Agreement". The designation of any such agreement as a Specified Cash Management Agreement shall not create in favor of such Lender Affiliate any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under the
Guarantee and Collateral Agreement.

            "Specified Hedge Agreement": any Hedge Agreement (a) entered into by the Borrower and any Lender or Lender Affiliate and (b) that has been designated by the relevant Lender and the Borrower, by written notice to the Administrative
Agent, as a Specified Hedge Agreement. The designation of any Hedge Agreement as a Specified Hedge Agreement shall not create in favor of such Lender or Lender
Affiliate any rights in connection with the management or release of any
Collateral or of the obligations of any Loan Party under the Guarantee and
Collateral Agreement.

            "Sponsor Group": the collective reference to (i) MacAndrews & Forbes
Holdings Inc. and its direct and indirect Subsidiaries, (ii) Ronald O. Perelman,
(iii) any of the directors or executive officers of MacAndrews & Forbes Holdings
Inc. and (iv) any of their respective Permitted Transferees.

            "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; provided, that Excluded
Subsidiaries shall be deemed not to constitute "Subsidiaries" for the purposes of this Agreement (other than the first use of such term in the definition of
"Excluded Subsidiaries") . Unless otherwise qualified, all references to a
"Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

            "Subsidiary Guarantor": each Subsidiary of the Borrower other than any Foreign Subsidiary.

            "Swingline Commitment": the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $2,000,000.

            "Swingline Lender": JPMorgan Chase Bank, in its capacity as the lender of Swingline Loans.

            "Swingline Loans": as defined in Section 2.6.

            "Swingline Participation Amount": as defined in Section 2.7.

            "Syndication Agent": as defined in the preamble hereto.

            "Tax Agreement": the Tax Allocation Agreement dated, as of November
14, 1996 by and among M & F Worldwide (f/k/a Power Control Technologies Inc.),
the Borrower (as assignee of

                                       17

Pneumo Abex Corporation), its Subsidiaries and the other parties thereto, as such agreement may be superseded or replaced by the Tax Sharing Agreement to be entered into after the Closing Date by and among M & F Worldwide, the Borrower, its Subsidiaries and any entities which become parties thereto pursuant to the terms thereof, substantially in the form of Exhibit I.

            "Term Commitment": as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading "Term Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Term Commitment is
$110,000,000.

            "Term Lenders": the collective reference to each Lender that has a
Term Loan.

            "Term Loans": as defined in Section 2.1.

            "Term Percentage": as to any Term Lender at any time, the percentage which such Lender's Term Commitment then constitutes of the aggregate Term
Commitments (or, at any time after the Closing Date, the percentage which aggregate principal amount of such Lender's Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

            "Total Debt": at any time, the sum (without duplication) of (a) the aggregate principal amount of all outstanding Indebtedness of the Borrower and its Subsidiaries and (b) all outstanding Guarantee Obligations of the Borrower and its Subsidiaries in respect of Indebtedness of Persons other than the
Borrower or any of its Subsidiaries; provided, that contingent obligations in respect of Indebtedness of the type described in clause (f) of the definition of the term Indebtedness shall not be included for the purpose of calculating Total
Debt.

            "Total Revolving Commitments": at any time, the aggregate amount of the Revolving Commitments then in effect.

            "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders
outstanding at such time.

            "Transferee": any Assignee or Participant.

            "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar
Loan.

            "Undrawn L/C Obligations": the portion, if any, of the Payment
Obligations constituting the contingent obligation of the Borrower to reimburse the Issuing Lender in respect of the then undrawn and unexpired portions of the
Letters of Credit issued by the Issuing Lender pursuant to Section 3.1.

            "United States": the United States of America.

            "Wei Feng": Wei Feng Enterprises Limited, a British Virgin Islands
company.

            "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned
Subsidiaries.

            1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                                       18

              (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto,
  (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words
  "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist
  (and the words "incurred" and "incurrence" shall have correlative meanings),
  (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

              (c) The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section,
  Schedule and Exhibit references are to this Agreement unless otherwise specified.

              (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

            2.1 Term Commitments. Subject to the terms and conditions hereof, each Term Lender severally agrees to make a term loan (a "Term Loan") to the
Borrower on the Closing Date in an amount not to exceed the amount of the Term
Commitment of such Lender. The Term Loans may from time to time be Eurodollar
Loans or ABR Loans, as determined by the Borrower and notified to the
Administrative Agent in accordance with Sections 2.2 and 2.12.

            2.2 Procedure for Term Loan Borrowing. The Borrower shall give the
Administrative Agent irrevocable notice (which notice must be received by the
Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Term Lenders make the
Term Loans on the Closing Date and specifying the amount to be borrowed. The
Term Loans made on the Closing Date shall initially be ABR Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each
Term Lender shall make available to the Administrative Agent at the Funding
Office an amount in immediately available funds equal to the Term Loan or Term
Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.

            2.3 Repayment of Term Loans. The Term Loan shall mature in 24 consecutive quarterly installments, each of which shall be in an amount equal to such Lender's Term Percentage multiplied by the amount set forth below opposite such installment:

               Installment                                Principal Amount
               -----------                                ----------------
              March 31, 2006                                  $275,000
              June 30, 2006                                   $275,000
            September 30, 2006                                $275,000
            December 31, 2006                                 $275,000

                                       19

              March 31, 2007                                  $275,000
              June 30, 2007                                   $275,000
            September 30, 2007                                $275,000
            December 31, 2007                                 $275,000
              March 31, 2008                                  $275,000
              June 30, 2008                                   $275,000
            September 30, 2008                                $275,000
            December 31, 2008                                 $275,000
              March 31, 2009                                  $275,000
              June 30, 2009                                   $275,000
            September 30, 2009                                $275,000
            December 31, 2009                                 $275,000
              March 31, 2010                                  $275,000
              June 30, 2010                                   $275,000
            September 30, 2010                                $275,000
            December 31, 2010                                 $275,000
              March 31, 2011                                $26,125,000
              June 30, 2011                                 $26,125,000
            September 30, 2011                              $26,125,000
             December 8] 2011                               $26,125,000

            2.4 Revolving Commitments. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans
("Revolving Loans") to the Borrower from time to time during the Revolving
Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Percentage of the sum of (i) the
L/C Obligations then outstanding and (ii) the aggregate principal amount of the
Swingline Loans then outstanding, does not exceed the amount of such Lender's
Revolving Commitment. During the Revolving Commitment Period the Borrower may
use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative
Agent in accordance with Sections 2.5 and 2.12.

              (b) The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.

            2.5 Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any
Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business
Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying
(i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested
Borrowing Date and (iii) in the case of Eurodollar Loans, the respective lengths of the initial Interest Period therefor. Any Revolving Loans made on the Closing
Date shall initially be ABR Loans. Each borrowing under the Revolving
Commitments shall be in an amount equal to $1,000,000 or a whole multiple of
$100,000 in excess thereof (or, if the then aggregate Available Revolving
Commitments are less than $1,000,000, such lesser amount); provided, that the
Swingline Lender may request, on behalf of the Borrower, borrowings under the
Revolving Commitments that are ABR Loans in other amounts pursuant to Section
2.7. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the

                                       20

Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the
Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative
Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the
Revolving Lenders and in like funds as received by the Administrative Agent.

            2.6 Swingline Commitment. (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans ("Swingline
Loans") to the Borrower; provided that (i) the aggregate principal amount of
Swingline Loans outstanding at any time shall not exceed the Swingline
Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender's other outstanding
Revolving Loans, may exceed the Swingline Commitment then in effect) and (ii)
the Borrower shall not request, and the Swingline Lender shall not make, any
Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero.
During the Revolving Commitment Period, the Borrower may use the Swingline
Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be ABR Loans only.

            (b) The Borrower shall repay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving
Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Loan is borrowed, the Borrower shall repay all Swingline Loans then outstanding.

            2.7 Procedure for Swingline Borrowing; Refunding of Swingline Loans.
(a) Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline
Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing
Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing
Date (which shall be a Business Day during the Revolving Commitment Period).
Each borrowing under the Swingline Commitment shall be in an amount equal to
$500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00
P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the
Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline
Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.

            (b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business
Day's notice given by the Swingline Lender no later than 12:00 Noon, New York
City time, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving
Lender's Revolving Percentage of the aggregate amount of the Swingline Loans
(the "Refunded Swingline Loans") outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Lender shall make the amount of such
Revolving Loan available to the Administrative Agent at the Funding Office in
immediately available funds, not later than 10:00 A.M., New York City time, one
Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline
Lender for application by the Swingline Lender to the repayment of the Refunded

                                       21

Swingline Loans. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such
Refunded Swingline Loans to the extent amounts received from the Revolving
Lenders are not sufficient to repay in full such Refunded Swingline Loans.

            (c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in Section 8(f)
shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion,
Revolving Loans may not be made as contemplated by Section 2.7(b), each
Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.7(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the "Swingline Participation Amount")
equal to (i) such Revolving Lender's Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.

            (d) Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender's Swingline Participation Amount, the
Swingline Lender receives any payment on account of the Swingline Loans, the
Swingline Lender will distribute to such Lender its Swingline Participation
Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such
Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Lender will return to the Swingline
Lender any portion thereof previously distributed to it by the Swingline Lender.

            (e) Each Revolving Lender's obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section
2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the
Swingline Lender, the Borrower or any other Person for any reason whatsoever,
(ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv)
any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            2.8 Commitment Fees, etc. (a) The Borrower agrees to pay to the
Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the Closing Date to the last day of the
Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Termination
Date, commencing on the first of such dates to occur after the date hereof.

              (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the
  Borrower and the Administrative Agent.

            2.9 Termination or Reduction of Revolving Commitments. The Borrower
shall have the right, upon not less than three Business Days' notice to the
Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments;

                                       22

provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the
Revolving Loans and the Swingline Loans made on the effective date thereof, the
Total Revolving Extensions of Credit would exceed the Total Revolving
Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.

            2.10 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three
Business Days prior thereto in the case of Eurodollar Loans and at least one
Business Day prior thereto in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar
Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.20. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple in excess thereof.

            2.11 Mandatory Prepayments. (a) If any Capital Stock shall be issued by any Group Member (other than to another Group Member), an amount equal to 50%
of the Net Cash Proceeds thereof shall be applied on the date of receipt of such proceeds toward the prepayment of the Term Loans.

              (b) If any Indebtedness shall be incurred by any Group Member
  (excluding any Indebtedness incurred in accordance with Section 7.10), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such incurrence toward the prepayment of the Term Loans.

              (c) If on any date any Group Member shall receive Net Cash
  Proceeds from any Asset Sale or Recovery Event then such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans.

              (d) If, for each fiscal year of the Borrower, commencing with the
  2006 fiscal year, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply 75% of such Excess Cash Flow toward the prepayment of the Term Loans. Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the period with respect to which such prepayment is made, are required to be delivered to the
  Lenders and (ii) the date such financial statements are actually delivered;
  provided that the percentage of Excess Cash Flow required to be prepaid pursuant to this Section 2.11(d) shall be reduced to 50% if the Consolidated
  Leverage Ratio as of the most recent date of determination on or prior to such date in accordance with this Agreement is less than 2.00 to 1.00.

              (e) The application of any prepayment pursuant to Section 2.11 shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under Section 2.11 (except in the case of Revolving
  Loans that are ABR Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

                                       23

              (f) If, as a result of the making of any payment required to be made pursuant to this Section 2.11, the Borrower would incur costs pursuant to
  Section 2.20, the Borrower may deposit the amount of such payment with the
  Administrative Agent, for the benefit of the Lenders, in a cash collateral account, until the end of the applicable Interest Period at which time such payment shall be made. The Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders, a security interest in all amounts from time to time on deposit in such cash collateral account and expressly waives all rights (which rights the Borrower hereby acknowledges and agrees are vested exclusively in the Administrative Agent) to exercise dominion or control over any such amounts.

            2.12 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the
Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest
Period therefor), provided that no ABR Loan may be converted into a Eurodollar
Loan when any Event of Default has occurred and is continuing and the
Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

              (b) Any Eurodollar Loan may be continued as such upon the
  expiration of the then current Interest Period with respect thereto by the
  Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
  Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such when any
  Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such
  Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the
  Administrative Agent shall promptly notify each relevant Lender thereof.

            2.13 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of
Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each
Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $100,000 in excess thereof and (b) no more than six Eurodollar Tranches shall be outstanding at any one time.

            2.14 Interest Rates and Payment Dates. (a) Each Eurodollar Loan
shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

              (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

              (c) (i) If all or a portion of the principal amount of any Loan or
  Reimbursement Obligation shall not be paid when due (whether at the stated
  maturity, by acceleration or otherwise), all outstanding Loans and
  Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this
  Section plus 2% or (y) in the case of Reimbursement

                                       24

  Obligations, the rate applicable to ABR Loans under the Revolving Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or
  Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant
  Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the
  Revolving Facility plus 2%), in each case, with respect to clauses (i) and
  (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

              (d) Interest shall be payable in arrears on each Interest Payment
  Date, provided that interest accruing pursuant to paragraph (c) of this
  Section shall be payable from time to time on demand.

            2.15 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the
Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

              (b) Each determination of an interest rate by the Administrative
  Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The
  Administrative Agent shall, at the request of the Borrower, deliver to the
  Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.14(a) or 2.14(b).

            2.16 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

            (a)     the Administrative Agent shall have determined (which
      determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

            (b)     the Administrative Agent shall have received notice from the
      Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period,

the Administrative Agent shall give telecopy or telephonic notice thereof to the
Borrower and the relevant Lenders at least two Business Days prior to the commencement of any such Interest Period. Unless the Borrower shall have notified the Administrative Agent promptly upon receipt of such telecopy or telephonic notice that it wishes to rescind or modify its request regarding (i)
proposed Loans that the Borrower has requested be made as Eurodollar Loans, (ii)
a Eurodollar Loan that will result from the requested conversion of all or part of ABR Loans into Eurodollar Loans or (iii) the continuation of a Eurodollar
Loan as such for an additional Interest Period, then (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such
Interest Period shall be made as ABR Loans, (y) any Loans under the relevant
Facility that were to have been converted on the first day of such

                                       25

Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar
Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to
Eurodollar Loans.

            2.17 Pro Rata Treatment and Payments. (a) Each borrowing by the
Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Percentages or Revolving
Percentages, as the case may be, of the relevant Lenders.

              (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders. The amount of each principal prepayment of the
  Term Loans made pursuant to Section 2.10 shall be applied to reduce the then remaining installments of the Term Loans pro rata as directed by the Borrower.
  The amount of each principal prepayment of the Term Loans made pursuant to
  Section 2.11 shall be applied first to scheduled installments thereof occurring within the next 12 months in direct order of maturity and second to reduce the then remaining installments of the Term Loans pro rata based upon the respective then remaining principal amounts thereof. Amounts prepaid on account of the Term Loans may not be reborrowed.

              (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the
  Revolving Loans then held by the Revolving Lenders.

              (d) All payments (including prepayments) to be made by the
  Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the
  Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar
  Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business
  Day, the maturity thereof shall be extended to the next succeeding Business
  Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

              (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the
  Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the
  Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective
  Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such

                                       26

  borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower.

              (f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the
  Borrower hereunder that the Borrower will not make such payment to the
  Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business
  Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds
  Effective Rate. Nothing herein shall be deemed to limit the rights of the
  Administrative Agent or any Lender against the Borrower.

            2.18 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

              (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.19 and changes in the rate of tax on the overall net income of such Lender);

              (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

              (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in
Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable as reasonably determined by such Lender. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such
Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into

                                       27

consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the
Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

              (b) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the
  Administrative Agent) which shall contain supporting calculations and an explanation in connection therewith and shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            2.19 Taxes. (a) Except as otherwise required by law, all payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the
Administrative Agent or such Lender and the jurisdiction of the Governmental
Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the
Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the
Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and
Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the
Borrower shall not be required to increase any such amounts payable to any
Lender with respect to any Non-Excluded Taxes (i) that are attributable to such
Lender's failure to comply with the requirements of paragraph (d) or (e) of this
Section, (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this
Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the
Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph or
(iii) that are attributable to a change in such Lender's lending office or a change in the jurisdiction where such Lender does business, or is qualified to do business, in respect of the Loan.

              (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

              (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to

                                       28

  the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the
  Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

              (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a
  Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI or such other applicable form, or, in the case of a Non-U.S.
  Lender claiming exemption from U.S. federal withholding tax under Section
  871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit G and a Form W-8BEN, or in either case, any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents.
  Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence, expiration or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).
  Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such
  Non-U.S. Lender is not legally able to deliver.

              (e) A Lender that is entitled to an exemption from or reduction of
  non-U.S. withholding tax under the law of the jurisdiction in which the
  Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

              (f) If the Administrative Agent or any Lender receives a refund in respect of Non-Excluded Taxes or Other Taxes paid by the Borrower, which in the good faith judgment of such Lender is allocable to such payment, it shall promptly pay such refund, together with any other amounts paid by the Borrower in connection with such refunded Non-Excluded Taxes or Other Taxes, to the
  Borrower, net of all out-of-pocket expenses of such Lender incurred in obtaining such refund, provided, however, that the Borrower agrees to promptly return such refund to the Administrative Agent or the applicable Lender, as the case may be, if it receives notice from the Administrative Agent or applicable Lender that such Administrative Agent or Lender is required to pay such refund.

              (g) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            2.20 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the
Borrower has given a notice requesting the same in accordance with the provisions of this

                                       29

Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest
Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            2.21 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.18 or 2.19(a)
with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.18 or 2.19(a).

            2.22 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to
Section 2.18 or 2.19(a), (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution or (c) becomes a "Non-Consenting
Lender" (as defined below); provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.21 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.18 or 2.19(a),
(iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under
Section 2.20 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto,
(vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of
Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.18 or 2.19(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender. In the event that (x) the Borrower or the
Administrative Agent has requested the Lenders to consent to a waiver or amendment of any provisions of the Loan Documents, (y) the waiver or amendment in question requires the consent of all Lenders in accordance with the terms of
Section 10.1 or all the Lenders with respect to a certain class of the Loans and
(z) more than 66 2/3% of such Lenders have consented to such waiver or amendment, then any Lender who does not consent to such waiver or amendment shall be deemed a "Non-Consenting Lender".

                                       30

                          SECTION 3. LETTERS OF CREDIT

            3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of
Credit") for the account of the Borrower on any Business Day during the
Revolving Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, the aggregate amount of the Available Revolving Commitments would be less than zero.
No Letter of Credit shall have an expiration date after the earlier of (a) one year after the date of issuance and (b) five business days prior to the
Revolving Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods.

              (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the
  Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

            3.2 Procedure for Issuance of Letter of Credit. The Borrower may
from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an
Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the
Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any
Letter of Credit earlier than three Business Days after its receipt of the
Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of
Credit to the beneficiary thereof or as otherwise may be agreed to by the
Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such
Letter of Credit to the Borrower promptly following the issuance thereof. The
Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

            3.3 Fees and Other Charges. (a) The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility, shared ratably among the Revolving Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 0.25% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each L/C Fee Payment Date after the Issuance Date.

              (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of
  Credit.

            3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing
Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving
Percentage in the Issuing Lender's obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by

                                       31

the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any
Letter of Credit for which the Issuing Lender is not reimbursed in full by the
Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving
Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

              (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such
  L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

              (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the
  Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing
  Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

            3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse the Issuing Lender on the Business Day next succeeding the Business
Day on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds.
Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (i) until the Business Day next succeeding the date of the relevant notice, Section
2.14(b) and (ii) thereafter, Section 2.14(c).

            3.6 Obligations Absolute. The Borrower's obligations under this
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the
Borrower may have or have had against the Issuing Lender, any beneficiary of a
Letter of Credit or any other Person. The Borrower also agrees with the Issuing
Lender that the Issuing Lender shall not be responsible for, and the Borrower's
Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of
Credit may be transferred or any claims whatsoever of the Borrower

                                       32

against any beneficiary of such Letter of Credit or any such transferee. The
Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the
Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform
Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

            3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the
Borrower of the date and amount thereof. The responsibility of the Issuing
Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such
Letter of Credit.

            3.8 Applications. To the extent that any provision of any
Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

            3.9 Existing Letters of Credit. Each of the Existing Letters of
Credit shall be deemed issued and outstanding as Letters of Credit issued under this Agreement on and as of the Closing Date.

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

            To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of
Credit, Holdings and the Borrower hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

            4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September
30, 2005 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the Loans to be made on the Closing Date and the use of proceeds thereof and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at September
30, 2005, assuming that the events specified in the preceding sentence had actually occurred at such date.

              (b) The audited consolidated balance sheets of the Borrower as at
  December 31, 2002, December 31, 2003 and December 31, 2004, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from
  Ernst & Young LLP, present fairly the consolidated financial condition of the
  Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. All such audited financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).

                                       33

              (c) The unaudited consolidated balance sheet of the Borrower as at
  September 30, 2005, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended. All such unaudited financial statements have been prepared in accordance with GAAP applied consistently throughout the periods involved (subject to normal year-end audit adjustments and the absence of footnotes).

              (d) Neither the Borrower nor any of its Subsidiaries has any
  material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in paragraph (b) or (c) of this
  Section 4.1 or permitted to be incurred under this Agreement. During the period from December 31, 2004 to and including the date hereof there has been no Disposition by any Group Member of any material part of its business or property.

            4.2 No Change. Since December 31, 2004, there has been no
development or event that has had or could reasonably be expected to have a
Material Adverse Effect.

            4.3 Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (except no representation is made as to the good standing of any Subsidiary organized under the laws of a jurisdiction in which there is no concept of good standing), (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify would not, in the aggregate, be reasonably likely to have a Material Adverse Effect, and (d) is in compliance with all
Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse
Effect.

            4.4 Power; Authorization; Enforceable Obligations. Each Loan Party
has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this
Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

            4.5 No Legal Bar. The execution, delivery and performance of this
Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the

                                       34

proceeds thereof will not violate any material Requirement of Law or any
Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective material properties or revenues pursuant to any Requirement of Law or any such
Contractual Obligation (other than the Liens created by the Security Documents).

            4.6 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

            4.7 No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has
occurred and is continuing.

            4.8 Ownership of Property; Liens. Each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 7.2.

            4.9 Intellectual Property. Each Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted that is material to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Group
Members taken as a whole. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property that is material to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Group Members taken as a whole, nor does Holdings or the Borrower know of any valid basis for any such claim. The use of
Intellectual Property by each Group Member does not infringe on the rights of any Person, except to the extent of any infringements which would not, in the aggregate, be reasonably likely to have a Material Adverse Effect.

            4.10 Taxes. Each Group Member has filed or caused to be filed all
Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority
(other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group
Member); no material tax Lien has been filed, and, to the knowledge of Holdings and the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

            4.11 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for any purpose that violates the provisions of the Regulations of the Board. If requested by any
Lender or the Administrative Agent, the Borrower will furnish to the
Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

            4.12 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of Holdings or the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the
Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all

                                       35

payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant
Group Member.

            4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of
ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan that resulted in, or could reasonably be expected to result in, any unpaid liability, and each
Plan (other than any Multiemployer Plan or any multiemployer health or welfare plan) has complied (in form and in operation) in all material respects with the applicable provisions of ERISA and the Code, except as such Reportable Event, or such failure to comply, could not reasonably be expected to have a Material
Adverse Effect. No Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single
Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any
Commonly Controlled Entity has had a complete or partial withdrawal from any
Multiemployer Plan that has resulted, or could reasonably be expected to result, in a material liability under ERISA, and neither the Borrower nor any Commonly
Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer
Plan is in Reorganization or Insolvent.

            4.14 Investment Company Act; Other Regulations. No Loan Party is an
"investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan
Party is subject to regulation under any Requirement of Law (other than
Regulation X of the Board) that limits its ability to incur Indebtedness.

            4.15 Subsidiaries. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a)
Schedule 4.15 sets forth the name and jurisdiction of incorporation of each
Subsidiary and, as to each such Subsidiary, the percentage of each class of
Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the
Borrower or any Subsidiary, except as created by the Loan Documents.

            4.16 Use of Proceeds. The proceeds of the Term Loans may be used to finance (i) a portion of the making of the dividends specified in clause (e) of
Section 7.6 and to pay related fees and expenses and (ii) the working capital needs and general corporate purposes of the Borrower and its subsidiaries. The proceeds of the Revolving Loans and the Swingline Loans, and the Letters of
Credit, may be used to finance the working capital needs and general corporate purposes of the Borrower and its Subsidiaries.

            4.17 Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

            (a)     the facilities and properties owned, leased or operated by any Group Member (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental
      Law;

                                       36

            (b)     no Group Member has received or is aware of any notice of
      violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental
      Laws with regard to any of the Properties or the business operated by any
      Group Member (the "Business"), nor does Holdings or the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

            (c)     Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable
      Environmental Law;

            (d)     no judicial proceeding or governmental or administrative
      action is pending or, to the knowledge of Holdings and the Borrower, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the
      Properties or the Business;

            (e)     there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the
      Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under
      Environmental Laws;

            (f)     the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

            (g)     no Group Member has assumed any liability of any other
      Person under Environmental Laws.

            4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential
Information Memorandum or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or
any of them, for use in connection with the transactions contemplated by this
Agreement or the other Loan Documents, as such information, schedule, exhibit or report or other document has been amended, supplemented or superseded by any other information, schedule, exhibit or report or other document later delivered to the same parties receiving such information, schedule, exhibit or report or other document prior to the date on which this representation is made or deemed made, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information
Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances when made, not materially misleading, provided that in the case of information, schedules, exhibits or reports or other documents made, delivered or prepared by Persons other than the Borrower, its Subsidiaries and their agents (other than any of the foregoing contained in the Confidential Information Memorandum), such representation and warranty is subject to the qualification that it is true and correct only to the knowledge of the Borrower and its Subsidiaries. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at

                                       37

the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information
Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

            4.19 Security Documents. (a) The Guarantee and Collateral Agreement
is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the certificated Pledged
Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative
Agent, and in the case of the other Collateral described in the Guarantee and
Collateral Agreement, when financing statements and other filings specified on
Schedule 4.19(a) in appropriate form are filed in the offices specified on
Schedule 4.19(a) and the other actions specified on Schedule 4.19(a) have been duly taken, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of
Collateral other than Pledged Stock, Liens permitted by Section 7.2).

              (b) Each of the Mortgages is effective to create in favor of the
  Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule
  4.19(b), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the
  Mortgaged Properties and proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person, except as disclosed on the title insurance policy delivered in respect of such Mortgaged Property pursuant to Section 5.1(k)(ii). Schedule
  1.1C lists each parcel of real property in the United States owned in fee simple by the Borrower or any of its Subsidiaries as of the Closing Date
  which, as of such date, has a value, in the reasonable opinion of the
  Borrower, in excess of $500,000.

            4.20 Solvency. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.

            4.21 Regulation H. Each Mortgaged Property located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards has a policy of flood insurance covering such property that (a) is written in an amount not less than the outstanding principal amount of the Indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood
Insurance Act of 1968, whichever is less, (b) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and (c) names the
Administrative Agent as the payee in the event of any loss.

                         SECTION 5. CONDITIONS PRECEDENT

            5.1 Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent:

                                       38

            (a)     Credit Agreement; Guarantee and Collateral Agreement. The
      Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, Holdings, the Borrower and each
      Person listed on Schedule 1.1A, (ii) the Guarantee and Collateral
      Agreement, executed and delivered by Holdings, the Borrower and each
      Subsidiary Guarantor and (iii) an Acknowledgement and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party.

            (b)     Pro Forma Balance Sheet; Financial Statements. The
      Administrative Agent shall have received (i) the Pro Forma Balance Sheet,
      (ii) audited consolidated financial statements of the Borrower for fiscal years 2002, 2003 and 2004, (iii) unaudited consolidated financial statements of the Borrower for each fiscal quarter ended after the latest fiscal year referred to in clause (ii) above through the fiscal quarter ended September 30, 2005 and thereafter, as such financial statements are available, and unaudited consolidated financial statements for the same period of the prior fiscal year and (iv) to the extent available to management prior to the Closing Date, monthly financial data generated by the Borrower's internal accounting systems for use by senior and financial management for each month after the latest fiscal quarter for which financial statements have been received pursuant to clause (ii) above.

            (c)     Approvals. All governmental and third party approvals
      necessary in connection with the continuing operations of the Group
      Members and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

            (d)     Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 7.2 or discharged on or prior to the Closing Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

            (e)     Fees. The Lenders and the Administrative Agent shall have
      received all fees required to be paid, and all expenses required to be reimbursed for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing
      Date. All such amounts will be paid with proceeds of Loans made on the
      Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

            (f)     Existing Credit Agreement. The Existing Credit Agreement
      shall have been terminated and all amounts then due and payable thereunder shall have been satisfied.

            (g)     Closing Certificate. The Administrative Agent shall have
      received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

            (h)     Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                    (i)   the legal opinion of Paul, Weiss Rifkind, Wharton &
            Garrison LLP, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit F-1; and

                                       39

                    (ii)  the legal opinion of local counsel of each of Wolf
            Block Schorr & Solis-Cohen LLP, substantially in the form of Exhibit
            F-2, and McCandlish Holton PC, substantially in the form of Exhibit
            F-3.

      Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

            (i)     Pledged Stock; Stock Powers; Pledged Notes. The
      Administrative Agent shall have received (i) the certificates representing the certificated shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the
      Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

            (j)     Filings, Registrations and Recordings. Each document
      (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the
      Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the
      Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.2), shall be in proper form for filing, registration or recordation.

            (k)     Mortgages, etc. (i) The Administrative Agent shall have
      received a Mortgage with respect to each Mortgaged Property, executed and delivered by a duly authorized officer of each party thereto.

            (ii)    The Administrative Agent shall have received in respect of each Mortgaged Property a mortgagee's title insurance policy (or policies)
      or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Administrative Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein; (D) name the
      Administrative Agent for the benefit of the Lenders as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1992 (or equivalent policies); (F) contain such endorsements and affirmative coverage as the
      Administrative Agent may reasonably request and (G) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the
      Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

            (iii)   With respect to any Mortgaged Property that is located in a flood zone, the Administrative Agent shall have received (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any Mortgage (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such
      Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the
      Indebtedness secured by such Mortgage and (B) confirmation that the
      Borrower has received the notice required pursuant to Section 208(e)(3) of
      Regulation H of the Board.

                                       40

            (iv)    The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (iii) above and a copy of all other material documents affecting the Mortgaged Properties.

            (l)     Solvency Certificate. The Administrative Agent shall have
      received a solvency certificate from the chief financial officer of
      Holdings and the Borrower, in form and substance reasonably acceptable to the Administrative Agent.

            (m)     Insurance. The Administrative Agent shall have received
      insurance certificates satisfying the requirements of Section 5.2(b) of the Guarantee and Collateral Agreement.

            (n)     Ratings. The Facilities shall have received a rating from
      both Moody's and S&P.

            5.2 Conditions to Each Extension of Credit. The agreement of each
Lender to make any extension of credit requested to be made by it on any date
(including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

            (a)     Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

            (b)     No Default. No Default or Event of Default shall have
      occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

            Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect or the Payment Obligations have not been Fully Satisfied, each of Holdings and the Borrower shall and shall cause each of its Subsidiaries to:

            6.1 Financial Statements. Furnish to each Lender, through the
Administrative Agent:

            (a)     as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated
      Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young
      LLP or other independent certified public accountants of nationally recognized standing; and

            (b)     as soon as available, but in any event not later than 45
      days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in

                                       41

      comparative form the figures for the previous year, certified by a
      Responsible Officer as being fairly stated in all material respects
      (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

            6.2 Certificates; Other Information. Furnish to each Lender, through the Administrative Agent (or, in the case of clause (f), to the relevant
Lender):

            (a)     concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any
      Default or Event of Default, except as specified in such certificate;

            (b)     concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) a Compliance Certificate containing all information and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the
      Borrower, as the case may be, and (iii) to the extent not previously disclosed to the Administrative Agent, a listing of any Intellectual
      Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (or, in the case of the first such list so delivered, since the Closing Date);

            (c)     as soon as available, and in any event no later than 60 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the
      following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the
      "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such
      Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

            (d)     within 45 days (or 90 days in the case of the fourth fiscal quarter) after the end of each fiscal quarter of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the
      Projections covering such periods and to the comparable periods of the previous year;

            (e)     within five days after the same are sent, copies of all
      financial statements and reports that Holdings or the Borrower sends to the holders of any class of its debt securities or

                                       42

      public equity securities and, within five days after the same are filed, copies of all financial statements and reports that Holdings or the
      Borrower may make to, or file with, the SEC; and

            (f)     promptly, such additional financial and other information as any Lender may from time to time reasonably request.

            6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member. Notwithstanding anything to the contrary in the foregoing sentence, the Borrower shall not be in default under this
Section 6.3 unless the aggregate amount of non-contested obligations which the
Group Members have so failed to pay, discharge or satisfy before they become delinquent and which remain delinquent at the time of determination is more than
$2,000,000 in the aggregate.

            6.4 Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and Section 7.5 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual
Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material
Adverse Effect.

            6.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not, in the aggregate, be reasonably likely to have a Material Adverse Effect, and (b)
maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

            6.6 Inspection of Property; Books and Records; Discussions. (a) Keep
proper books of records and accounts in which full, true and correct entries in conformity with GAAP and in all material respects with all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of (i) the Agents and (ii) any Lender in coordination with the Administrative Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records it may reasonably request at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group
Members and with their independent certified public accountants.

            6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

            (a)     the occurrence of any Default or Event of Default;

            (b)     any (i) default or event of default under any Contractual
      Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any
      Governmental Authority, that in either case, could reasonably be expected to have a Material Adverse Effect;

                                       43

            (c)     any litigation or proceeding affecting any Group Member (i)
      in which the amount involved is $2,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought which could reasonably be expected to have a Material Adverse Effect or (iii)
      which relates to any Loan Document;

            (d)     the following events, as soon as practicable, and in any
      event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any
      Plan, a failure to make any required contribution to a Single Employer
      Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any
      Multiemployer Plan or (ii) the institution of proceedings or the taking, or expected taking, of any other action by the PBGC or the Borrower or any
      Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal (including any partial withdrawal) from, or the termination,
      Reorganization or Insolvency of, any Plan; and

            (e)     any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

            6.8 Environmental Laws. (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental
Laws, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

              (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under
  Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except (i) to the extent that the failure to perform any of the obligations contained in this Section 6.8(b) could not reasonably be expected to have a Material
  Adverse Effect or (ii) to the extent that such obligations are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect.

            6.9 Additional Collateral, etc. (a) With respect to any property acquired after the Closing Date by any Group Member (other than (x) any property described in paragraph (b), (c) or (d) below, (y) any property subject to a Lien expressly permitted by Section 7.2(e) and (z) property acquired by any Foreign
Subsidiary) as to which the Administrative Agent, for the benefit of the
Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the
Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such property, including the filing of
Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be
requested by the Administrative Agent.

              (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $1,000,000 acquired after the Closing Date by any Group Member (other than (x) any such real property subject to a Lien expressly permitted by Section 7.2(e) and (y)

                                       44

  real property acquired by any Foreign Subsidiary), promptly (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Lenders subject to Liens permitted by Section 7.2, covering such real property, (ii) if requested by the Administrative Agent, provide the
  Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the
  Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such
  Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative
  Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

              (c) With respect to any new Subsidiary (other than a Foreign
  Subsidiary) created or acquired after the Closing Date by any Group Member, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital
  Stock of such new Subsidiary that is owned by any Group Member, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, (iii) cause such new
  Subsidiary (A) to become a party to the Guarantee and Collateral Agreement,
  (B) to take such actions necessary or advisable to grant to the Administrative
  Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform
  Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) if requested by the
  Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative
  Agent.

              (d) With respect to (x) any new Foreign Subsidiary (other than any
  Immaterial Foreign Subsidiary) created or acquired after the Closing Date by any Group Member (other than by any Group Member that is a Foreign Subsidiary)
  or (y) any Immaterial Foreign Subsidiary that ceases to be an Immaterial
  Foreign Subsidiary after the Closing Date, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral
  Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such Subsidiary that is owned by any such Group Member (provided that in no event shall more than 66%
  of the total outstanding voting Capital Stock of any such Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the
  Administrative Agent's security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative
  Agent.

            6.10 Organizational Separateness. (a) Maintain bank accounts with commercial banking institutions that are separate from those of the Excluded
Subsidiaries.

                                       45

            (b) Maintain accurate and separate books, records and accounts in a manner permitting its assets and liabilities to be easily separated from those of the Excluded Subsidiaries.

            (c) Ensure that its monies and other assets are not commingled with the monies or other assets of any Excluded Subsidiary.

            (d) Use commercially reasonable efforts in its capacity as a shareholder in a non-Wholly Owned Subsidiary to cause each Excluded
      Subsidiary to not hold itself out to the public or to any of its individual creditors as being a unified Person with common assets and liabilities with Holdings, the Borrower or any of its Subsidiaries or act
      in a manner that would otherwise cause its creditors to believe that such
      Person was not a separate entity from such other Persons.

            (e) Without limiting the generality of the foregoing, not take any action, or conduct its affairs in a manner, and use commercially reasonable efforts in its capacity as a shareholder in a non-Wholly Owned
      Subsidiary to cause each Excluded Subsidiary to not take any action, or conduct its affairs in a manner, that could reasonably be expected to result in the separate existence of any Excluded Subsidiary being ignored, or the assets and liabilities of any Excluded Subsidiary being substantively consolidated with those of Holdings, the Borrower or any of its Subsidiaries in a bankruptcy, reorganization or other insolvency proceeding.

                          SECTION 7. NEGATIVE COVENANTS

            Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect or the Payment Obligations have not been Fully Satisfied, each of Holdings and the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

            7.1 Financial Covenants.

              (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage
  Ratio as of the last day of any fiscal quarter ending during any period set forth below to exceed the ratio set forth below opposite such period:

                     Period                         Consolidated Leverage Ratio
                     ------                         ---------------------------
       January 1, 2006 - December 31, 2006                  3.25 - 1.00
         January 1, 2007 - June 30, 2007                    3.00 - 1.00
        July 1, 2007 - December 31, 2007                    2.75 - 1.00
       January 1, 2008 - December 31, 2008                  2.25 - 1.00
       January 1, 2009 - December 31, 2009                  1.75 - 1.00
         January 1, 2010 and thereafter                     1.50 - 1.00

            (b) Consolidated Interest Coverage Ratio. Permit the Consolidated
Interest Coverage Ratio as of the last day of any fiscal quarter, commencing with the fiscal quarter ending March 31, 2006, to be less than (i) 4.00 to 1.00
(in the case of any fiscal quarter ending on or prior to March 31, 2007), (ii)
4.25 to 1.00 (in the case of the fiscal quarter ending on June 30, 2007), (iii)
4.50 to 1.00 (in the case of the quarter ending on September 30, 2007), (iv)
4.75 to 1.00 (in the case of any fiscal quarter ending on or prior to December
31, 2007), (v) 5.00 to 1.00 (in the case of the fiscal quarter ending on March
31, 2008), (vi) 5.50 to 1.00 (in the case of the quarter ending on June 30,
2008), (vii) 5.75 to 1.00 (in the case of any fiscal quarter ending on September
30, 2008 or December 31, 2008) and (viii) 6.50 to 1.00 (in the case of any fiscal quarter ending thereafter); provided that for the purposes of determining the Consolidated

                                       46

Interest Coverage Ratio for the fiscal quarters of the Borrower ending March 31,
2006, June 30, 2006, September 30, 2006 and December 31, 2006, Consolidated
Interest Expense for the relevant period shall equal the product of (x)
Consolidated Interest Expense for the period (the "Interim Period") between the
Closing Date and such fiscal quarter end date, and (y) a fraction the numerator of which is 365 and the denominator of which is the number of days in such
Interim Period.

              (c) Capital Expenditures: Make or commit to make any Capital
  Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries
  in the ordinary course of business not exceeding (i) $2,500,000 during the calendar year ending December 31, 2006, (ii) $3,000,000 during each of the calendar years ending, respectively, December 31, 2007, December 31, 2008 and
  December 31, 2009 and (iii) $3,500,000 during the calendar year ending
  December 31, 2009 and each calendar year thereafter.

            7.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of their properties, assets (including shares of Capital
Stock) or revenues, whether now owned or hereafter acquired, except for the following (collectively, "Permitted Exceptions"):

              (a) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or any of its
  Subsidiaries, as the case may be, in accordance with GAAP;

              (b) carriers', warehousemen', mechanics', materialmen', repairmen'
  or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings;

              (c) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation;

              (d) deposits to secure the performance of bids, trade contracts
  (other than for borrowed money), government contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred and statutory or contractual bankers' Liens on monies held in bank accounts in the ordinary course of business;

              (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

              (f) Liens created pursuant to the Security Documents;

              (g) Liens in favor of the United States for amounts paid by the
  Borrower or any of its Subsidiaries as progress payments under government contracts entered into by them;

              (h) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

              (i) attachment, judgment or other similar Liens arising in connection with court or arbitration proceedings, provided that the same are discharged, or that execution or enforcement

                                       47

  thereof is stayed pending appeal, within 30 days or (in the case of any execution or enforcement pending appeal) such lesser time during which such appeal may be taken;

              (j) Liens granted in the ordinary course of business of the
  Borrower or any of its Subsidiaries in favor of issuers of documentary or trade letters of credit for the account of the Borrower or such Subsidiary which support the purchase and/or importation of inventory of the Borrower and its Subsidiaries, which Liens secure the reimbursement obligations of the
  Borrower or such Subsidiary on account of such letters of credit; provided that each such Lien is limited to (i) the assets acquired or shipped with the support of such letter of credit and (ii) any assets of the Borrower or such
  Subsidiary which are in the care, custody or control of such issuer in the ordinary course of business;

              (k) possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of investments of the type permitted by Section 7.7(a)(ii); provided that such Liens (i) attach only to such investments and (ii) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such investments and not any obligation in connection with margin financing;

              (l) Liens set forth in Schedule 7.2(l);

              (m) Liens on the assets of any Foreign Subsidiary securing
  Indebtedness of such Foreign Subsidiary permitted by Section 7.10;

              (n) Liens securing Indebtedness in an aggregate amount at any one time outstanding not in excess of $1,000,000 incurred to purchase or finance the purchase of real or personal property; provided that (i) such Liens shall be created substantially simultaneously with the purchase of such property,
  (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the purchase price of such property;

              (o) Liens on the property of a Person which becomes a Subsidiary after the date hereof securing Indebtedness of such Subsidiary (provided that
  (i) such Liens and Indebtedness existed at the time such Person became a
  Subsidiary and were not incurred in anticipation thereof, (ii) immediately after giving effect to the acquisition of such Person, no Default or Event of
  Default shall have occurred and be continuing, (iii) the aggregate principal amount of such Indebtedness does not exceed $2,000,000, (iv) any such Lien is not spread to cover any other property of such Person after the time such
  Person becomes a Subsidiary and (v) the amount of the Indebtedness secured thereby is not increased; and

              (p) any extension, renewal or replacement of the foregoing;
  provided that the Liens permitted by this paragraph shall not extend to or cover any additional Indebtedness or property (other than a substitution of like property).

            7.3 Limitation on Guarantee Obligations. Agree to, or assume or incur, or otherwise in any way be or become responsible or liable, directly or indirectly, with respect to, any Guarantee Obligation other than:

              (a) Guarantee Obligations pursuant to the Guarantee and Collateral
  Agreement;

              (b) Guarantee Obligations of any Subsidiary of the Borrower in the
  nature of a guarantee of Indebtedness or other obligations of the Borrower or any other Wholly Owned Subsidiary

                                       48

  of the Borrower (including, without limitation, any Wholly Owned Subsidiary incurring such Guarantee Obligations);

              (c) Guarantee Obligations of any Person which becomes a Subsidiary after the date hereof, provided that (i) such Guarantee Obligations existed at the time such Person became a Subsidiary and were not created in anticipation thereof; (ii) immediately after giving effect to the acquisition of such
  Person, no Default or Event of Default shall have occurred or be continuing and (iii) the amount thereof does not result in a violation of Section 7.7(g);

              (d) Guarantee Obligations of the Borrower in the nature of guarantees of Indebtedness or other obligations of any of its Wholly Owned
  Subsidiaries to the extent such Indebtedness or other obligations, as the case may be, is not prohibited by this Agreement; and

              (e) Guarantee Obligations pursuant to the indemnification
  provisions of the Assignment and Assumption Agreement.

            7.4 Limitation on Fundamental Changes. Enter into any transaction in the nature of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), Dispose of, in one transaction or a series of related transactions, all or substantially all of the business or assets of the Borrower, or enter into any such transaction or series of related transactions with regard to a group of Subsidiaries which, if merged into a single Subsidiary, would constitute a substantial part of the business or assets of the Borrower, or acquire by purchase or otherwise all or substantially all the business or assets of, or Capital Stock or other evidences of beneficial ownership of, any Person, except that:

              (a) any Subsidiary of the Borrower (i) may be merged or
  consolidated with or into, or its assets liquidated and distributed to, the
  Borrower, provided that the Borrower shall be the continuing or surviving corporation or (ii) may be merged or consolidated with or into, or its assets liquidated and distributed to, any one or more Wholly Owned Subsidiaries of the Borrower; provided that no Domestic Subsidiary may be merged or consolidated with or into a Foreign Subsidiary unless a Domestic Subsidiary is the continuing or surviving entity and no Domestic Subsidiary may have its assets liquidated and distributed to any Foreign Subsidiary;

              (b) any Subsidiary of the Borrower may Dispose of any or all of
  its assets (upon voluntary liquidation or otherwise) to the Borrower or a
  Wholly Owned Subsidiary of the Borrower and, in the event such Subsidiary shall so Dispose of all of its assets, such Subsidiary may liquidate, wind up or dissolve; provided that no Domestic Subsidiary may Dispose of any of its assets to any Foreign Subsidiary other than in the ordinary course of business;

              (c) the Borrower and its Subsidiaries may make acquisitions and purchases permitted by Section 7.7; and

              (d) any Foreign Subsidiary that does not have any property may liquidate, wind up or dissolve.

            7.5 Limitation on Sale of Assets. Dispose of any of its assets
(including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any of the Subsidiaries of the Borrower, issue any shares of Capital Stock (other than any director's qualifying shares), to any Person other than the Borrower or any of its
Subsidiaries, except:

              (a) as permitted by Sections 7.2 or 7.4;

                                       49

              (b) the sale or other disposition (including abandonment) of any property (including intellectual property rights) which has become uneconomic, obsolete or worn out and which is disposed of in the ordinary course of business;

              (c) the sale of inventory in the ordinary course of business;

              (d) licensing agreements entered into with respect to trademarks, patents, trade secrets or know-how in the ordinary course of business; and

              (e) from the Closing Date, Dispositions of property not having a value, together with all other Dispositions pursuant to this clause (e), in excess of $5,000,000.

            7.6 Limitation on Restricted Payments. Make any Restricted Payment,
except that the following Restricted Payments may be made:

              (a) Restricted Payments to Holdings in amounts equal to the amounts required for Holdings to pay franchise and similar taxes and other fees required to maintain its corporate existence;

              (b) Restricted Payments necessary for M & F Worldwide to pay (i)
  franchise and similar taxes, (ii) other fees required to maintain its corporate existence, and (iii) other out-of-pocket expenses incurred in the ordinary course of business resulting from M & F Worldwide's status as a publicly held corporation in an amount not exceeding in the aggregate
  $2,000,000 during any fiscal year;

              (c) Restricted Payments as required by the Tax Agreement;

              (d) Restricted Payments by any Subsidiary to its parent company so long as such parent company is the Borrower or a Wholly Owned Subsidiary;

              (e) dividends to M & F Worldwide in an aggregate amount not to exceed $145,000,000;

              (f) advances and indemnification payments to Newco may be made by the Borrower under and in accordance with the indemnification provisions of the Assignment and Assumption Agreement;

              (g) a Restricted Payment on or about the Closing Date in the form of a distribution of an intercompany payable owed to the Borrower by M & F
  Worldwide in an aggregate principal amount of $10,689,176; and

              (h) Restricted Payments in the form of distributions by the
  Borrower and Holdings of intercompany advances made by the Borrower to M & F
  Worldwide after the date hereof pursuant to Section 7.6(b).

            7.7 Limitation on Investments, Loans and Advances. Make or commit to make any advance, loan, extension of credit or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other securities of, or any assets constituting a business unit of, or make any other investment in, any
Person (other than the Borrower or any of its Subsidiaries), except:

              (a) investments by the Borrower and its Subsidiaries in (i)
  accounts, contract rights and chattel paper (as defined in the Uniform
  Commercial Code), put and call foreign exchange options

                                       50

  and foreign exchange forwards and futures to the extent necessary to hedge foreign exchange exposures and notes receivable, arising or acquired in the ordinary course of business and in Hedge Agreements and (ii) Cash Equivalents;

              (b) investments in Cash Equivalents;

              (c) investments by Foreign Subsidiaries in investments of a type similar to Cash Equivalents made outside of the United States;

              (d) extensions of trade credit in the ordinary course of business;

              (e) the Borrower and its Subsidiaries may acquire and own
  investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising out of the ordinary course of business; provided that the Borrower and its Subsidiaries have paid no new consideration (other than forgiveness of
  Indebtedness or other obligations) therefor;

              (f) advances to suppliers in the ordinary course of business in an amount not exceeding in the aggregate $2,500,000 at any time outstanding to any one supplier or an aggregate for the Borrower and its Subsidiaries of
  $3,500,000 at any time outstanding; provided that each such advance is required to be repaid within 180 days of the making of such advance;

              (g) so long as no Default or Event of Default shall have occurred and be continuing, or would result therefrom (including, without limitation, compliance with Section 7.15), other investments in Persons not to exceed, when added to the outstanding amount of Guarantee Obligations incurred pursuant to Section 7.3(c), $5,000,000 in the aggregate at any time (and such investments to be measured by their fair market value at the time of the investment);

              (h) loans and advances to officers, directors and employees in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) not to exceed $1,000,000 in the aggregate at any time outstanding; and

              (i) investments pursuant to the contribution and the
  indemnification provisions of the Assignment and Assumption Agreement; and

              (j) Restricted Payments permitted by Section 7.6.

            7.8 Sale and Leaseback. Enter into any arrangement with any Person whereby the Borrower shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property.

            7.9 Limitation on Transactions with Affiliates. Enter into any transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) with any Affiliate of the
Borrower (other than the Borrower or any Wholly Owned Subsidiary of the
Borrower) unless such transactions are not otherwise prohibited under this
Agreement, are in the ordinary course of business and are upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person not an Affiliate; provided that nothing contained in this Section shall be deemed to prohibit any transaction described in or contemplated by the agreements (the "Transaction Agreements") listed on Schedule 7.9 (as such agreements may be amended, supplemented or otherwise modified from time to time with, to the extent that such amendment, supplement or modification could reasonably be expected to have a material

                                       51

adverse effect on the rights or interests of the Administrative Agent or the
Lenders, the consent of the Required Lenders).

            7.10 Indebtedness. Create, incur or suffer to exist any Indebtedness except:

              (a) Indebtedness to the Lenders hereunder and under the other Loan
  Documents;

              (b) Indebtedness in respect of Hedge Agreements permitted by
  Section 7.12;

              (c) Indebtedness outstanding on the date hereof and listed in
  Schedule 7.10(c), any refinancings, refundings, renewals or extensions thereof that do not increase the principal amount thereof and other Indebtedness outstanding on the date hereof in an aggregate principal amount not to exceed
  $250,000;

              (d) Indebtedness of (i) Subsidiaries to the Borrower or to other
  Subsidiaries and (ii) the Borrower to any of its Subsidiaries;

              (e) Indebtedness of the Borrower and its Subsidiaries secured by
  Liens permitted by Section 7.2(n) or (o) hereof;

              (f) Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed $5,000,000 at any time;

              (g) Capital Lease Obligations in an aggregate principal amount not to exceed $1,000,000; and

              (h) Additional Indebtedness of the Borrower or any of its
  Subsidiaries in an aggregate principal amount (for the Borrower and all
  Subsidiaries) not to exceed $3,000,000 at any one time outstanding.

            7.11 Limitation on Modifications of Tax Agreement. Modify or waive any provision of the Tax Agreement to the extent such amendment, modification or waiver would be reasonably likely to have a material adverse effect on the interests of the Lenders hereunder and under the other Loan Documents.

            7.12 Hedge Agreements. Enter into any Hedge Agreement, except (a)
Hedge Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Capital
Stock) and (b) Hedge Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

            7.13 Changes in Fiscal Periods. Permit the fiscal year of the
Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

            7.14 Limitation on Negative Pledge Clauses. Enter into with any
Person any agreement, other than this Agreement, which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired; provided that any of the Borrower and its
Subsidiaries may enter into any such agreement to the extent that such agreement is in connection with a Lien permitted by Section

                                       52

7.2 or a sale of assets permitted by Section 7.5 and any such prohibitions or limitations apply only to the Property encumbered by such Lien or subject to such sale.

            7.15 Limitation on Lines of Business. Principally engage in any business or activity other than the business conducted by the Borrower and its
Subsidiaries on the Closing Date and businesses and activities reasonably related thereto.

            7.16 Limitation on Restrictions on Subsidiary Distributions. Enter
into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) pay dividends or make any other distributions in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the
Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Credit Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into in connection with the disposition of all or substantially all of the Capital Stock or assets of such Subsidiary or (iii) any restrictions with respect to the Borrower or any of its Subsidiaries imposed pursuant to an agreement which has been entered into in connection with a Lien permitted by Section 7.2 or a sale of assets permitted by
Section 7.5 and any such prohibitions or limitations apply only to the Property encumbered by such Lien or subject to such sale.

            7.17 Amendments to Assignment and Assumption Agreement. Amend,
supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the Assignment and Assumption Agreement in a manner materially adverse to the interests of the Lenders or the Loan Parties.

                          SECTION 8. EVENTS OF DEFAULT

            If any of the following events shall occur and be continuing:

            (a)     the Borrower shall fail to pay any principal of any Loan or
      Reimbursement Obligation when due in accordance with the terms hereof; or
      the Borrower shall fail to pay any interest on any Loan or Reimbursement
      Obligation, or any other amount payable hereunder or under any other Loan
      Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

            (b)     any representation or warranty made or deemed made by any
      Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other
      Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

            (c)     (i) any Loan Party shall default in the observance or
      performance of any agreement contained in clause (i) or (ii) of Section
      6.4(a) (with respect to Holdings and the Borrower only), Section 6.7(a),
      6.10 or Section 7 of this Agreement or Sections 5.5 and 5.7(b) of the
      Guarantee and Collateral Agreement or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; or

            (d)     any Loan Party shall default in the observance or
      performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c)
      of this Section), and such default shall continue unremedied for a

                                       53

      period of 30 days after notice to the Borrower from the Administrative
      Agent or the Required Lenders; or

            (e)     any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such
      Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or
      (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such
      Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such
      Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition -------- described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii)
      of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $2,000,000; or

            (f)     (i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any
      Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii)
      above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            (g)     (i) any Person shall engage in any "prohibited transaction"
      (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section
      302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event
      shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any
      Single Employer Plan shall terminate for purposes of Title IV of ERISA,
      (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely

                                       54

      to, incur any liability in connection with a withdrawal from, or the
      Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a
      Material Adverse Effect; or

            (h)     one or more judgments or decrees shall be entered against
      any Group Member involving in the aggregate a liability (not covered by insurance) of $2,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within
      30 days from the entry thereof; or

            (i)     any of the Security Documents shall cease, for any reason .
      (other than as a result of any act on the part of the Administrative Agent or any Lender), to be in full force and effect, or any Loan Party or any
      Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease (other than as a result of any act on the part of the Administrative Agent or any Lender) to be enforceable and of the same effect and priority purported to be created thereby; or

            (j)     the guarantee contained in Section 2 of the Guarantee and
      Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

            (k)     (i) Holdings shall fail to own, beneficially and of record, and control all of the issued and outstanding Capital Stock of the
      Borrower or (ii) any Change of Control shall occur; or

            (l)     Holdings shall (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital
      Stock of the Borrower, (ii) incur, create, assume or suffer to exist any
      Indebtedness or other liabilities or financial obligations, except (x)
      nonconsensual obligations imposed by operation of law, (y) pursuant to the
      Loan Documents to which it is a party and (z) obligations with respect to its Capital Stock, or (iii) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received by Holdings in connection with dividends made by the Borrower in accordance with
      Section 7.6 pending application in the manner contemplated by said
      Section) and Cash Equivalents) other than the ownership of shares of
      Capital Stock of the Borrower; or

            (m)     Mafco Shanghai shall (i) conduct, transact or otherwise
      engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the
      Capital Stock of other Persons, (ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (x) nonconsensual obligations imposed by operation of law, (y)
      obligations pursuant to the Loan Documents to which it is a party and (z)
      obligations with respect to its Capital Stock, (iii) own, lease, manage or otherwise operate any properties or assets other than the ownership of shares of Capital Stock of other Persons, (iv) cease to be a Wholly Owned
      Subsidiary of the Borrower, or (v) cease to own, directly or indirectly, all of the Borrower's direct or indirect interests in the Excluded
      Subsidiaries;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this

                                       55

Agreement and the other Loan Documents (including all amounts of L/C
Obligations, whether or not the beneficiaries of the then outstanding Letters of
Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the
Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the
Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the
Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C
Obligations, whether or not the beneficiaries of the then outstanding Letters of
Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.
With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all Payment Obligations have been Fully
Satisfied, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                              SECTION 9. THE AGENTS

            9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this
Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan
Documents, together with such other powers as are reasonably incidental thereto.
Notwithstanding any provision to the contrary elsewhere in this Agreement, the
Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

            9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

            9.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct)
or (ii) responsible in any manner to any of the Lenders for any recitals, statements,

                                       56

representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan
Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan
Document, or to inspect the properties, books or records of any Loan Party.

            9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings or the Borrower), independent accountants and other experts selected by the Administrative Agent.
The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The
Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan
Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

            9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of
Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all
Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a
Loan Party, shall be deemed to constitute any representation or warranty by any
Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at

                                       57

the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

            9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the
Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other
Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

            9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of
Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and
"Lenders" shall include each Agent in its individual capacity.

            9.9 Successor Administrative Agent. The Administrative Agent may
resign as Administrative Agent upon 10 days' notice to the Lenders and the
Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section
8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term
"Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring
Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the
Administrative Agent

                                       58

hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

            9.10 Syndication Agent and Co-Documentation Agents. The Syndication
Agent and Co-Documentation Agents shall have no duties or responsibilities hereunder in their respective capacities as such.

                            SECTION 10. MISCELLANEOUS

            10.1 Amendments and Waivers. Neither this Agreement, any other Loan
Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The
Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time,
(a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this
Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the
case may be, may specify in such instrument, any of the requirements of this
Agreement or the other Loan Documents or any Default or Event of Default and its
consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (ii)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's
Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (iii) eliminate or reduce the voting rights of any
Lender under this Section 10.1 without the written consent of such Lender; (iv)
reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the
Subsidiary Guarantors from their obligations under the Guarantee and Collateral
Agreement, in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 9 without the written consent of the
Administrative Agent; (v) amend, modify or waive any provision of Section 2.6 or
2.7 without the written consent of the Swingline Lender ; or (vi) amend, modify or waive any provision of Section 3 without the written consent of the Issuing
Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative
Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

            Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the
Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and

                                       59

Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

            In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing, replacement or modification of all outstanding Term
Loans ("Replaced Term Loans") with a replacement term loan tranche hereunder
("Replacement Term Loans"), provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Replaced Term Loans, (b) the Applicable Margin for such Replacement Term
Loans shall not be higher than the Applicable Margin for such Replaced Term
Loans and (c) the weighted average life to maturity of such Replacement Term
Loans shall not be shorter than the weighted average life to maturity of such
Replaced Term Loans at the time of such refinancing.

            10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of Holdings, the Borrower and the
Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

 Holdings:                       Flavors Holdings Inc.
                                 35 East 62nd Street
                                 New York, NY 10021
                                 Attention: Treasurer
                                 Telecopy: (212) 572-8525

 Borrower:                       Mafco Worldwide Corporation
                                 Third Street and Jefferson Avenue
                                 Camden, New Jersey 08104
                                 Attention: President
                                 Telecopy: (856) 964-6029

 Administrative Agent:           JPMorgan Chase Bank, N.A.
                                 Loan and Agency Services
                                 1111 Fannin, 10th Floor
                                 Houston, Texas 77002-6925
                                 Attention: Melissa R. Barbosa
                                 Telecopy: (713) 750-2223

       with a copy to:           JPMorgan Chase Bank, N.A.
                                 270 Park Avenue
                                 New York, New York 10017
                                 Attention: Neil Boylan
                                 Telecopy: (212) 270-6637

                                       60

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

            10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the
Loans and other extensions of credit hereunder.

            10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable and documented fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall reasonably deem appropriate but not including any fees and disbursements of counsel to Lenders (other than the Administrative Agent), (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable and documented costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable and documented fees and disbursements of counsel to each Lender and of counsel to the Administrative
Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other
Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an
"Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this
Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document
(all the foregoing in this clause (d), collectively, the "Indemnified
Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to (i) Indemnified Liabilities to the extent such
Indemnified Liabilities are found by a final decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee, (ii) legal proceedings commenced against any Lender or any
Issuing Lender (in their respective capacities as such) by any other

                                       61

Lender or by the Administrative Agent (provided that for purposes of this clause
(ii) only, each of such other Lender, Issuing Lender and the Administrative
Agent shall be entitled to indemnity hereunder to the extent that such legal proceedings have been commenced by it to enforce the provisions of the Loan
Documents) or (iii) amounts of the types referred to in clauses (a) through (c)
above except as provided therein. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its
Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to the
Borrower's treasurer (Telephone No. (856) 968-4065)(Telecopy No. (856)
964-6029), at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

            10.6 Successors and Assigns; Participations and Assignments. (a)
This Agreement shall be binding upon and inure to the benefit of Holdings, the
Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii)
no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

              (b) Any Lender other than any Conduit Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a
  "Participant") participating interests in any Loan owing to such Lender, any
  Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this
  Agreement to the other parties to this Agreement shall remain unchanged, such
  Lender shall remain solely responsible for the performance thereof, such
  Lender shall remain the holder of any such Loan for all purposes under this
  Agreement and the other Loan Documents, and the Borrower and the
  Administrative Agent shall continue to deal solely and directly with such
  Lender in connection with such Lender's rights and obligations under this
  Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any
  Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a)
  as fully as if it were a Lender hereunder. The Borrower also agrees that each
  Participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section
  2.19, such Participant shall have complied with the requirements of said
  Section, including Sections 2.19(d) and (e), and provided, further, that no
  Participant shall be

                                       62

  entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

              (c) (i) Subject to the conditions set forth below, any Lender (an
  "Assignor") may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of: (A) the Borrower (such consent not to be unreasonably withheld), provided that no consent of the Borrower shall be required for an assignment to a Lender, a Lender Affiliate, an Approved Fund,
  or, if an Event of Default has occurred and is continuing, any other Person;
  (B) the Administrative Agent, provided that no consent of the Administrative
  Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, a Lender Affiliate or an Approved Fund; and (C) the Issuing
  Lender, provided that no consent of the Issuing Lender shall be required for an assignment of all or any portion of a Term Loan.

                  (ii) Assignments shall be subject to the following additional conditions: except in the case of an assignment to a Lender, a Lender
  Affiliate or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative
  Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default under Section 8(a) or (f) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any. For the purposes of this Section 10.6, "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) a Lender Affiliate or
  (c) an entity or an affiliate of an entity that administers or manages a
  Lender.

              (d) No Assignee (including an Assignee that is already a Lender hereunder at the time of the assignment) shall be entitled to receive any greater amount pursuant to Section 2.19 than that to which the Assignor would have been entitled to receive had no such assignment occurred.

              (e) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time.
  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a
  Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated
  Assignee and the old Notes shall be returned by the Administrative Agent to the Borrower marked "canceled". The Register shall be made available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

                                       63

              (f) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by
  Section 10.6(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i)
  promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto and give notice of such acceptance and recordation to the Borrower.

              (g) For avoidance of doubt, the parties to this Agreement
  acknowledge that the provisions of this Section 10.6 concerning assignments relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender to any Federal Reserve Bank in accordance with applicable law.

              (h) The Borrower, upon receipt of written notice from the relevant
  Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

              (i) Each of Holdings, the Borrower, each Lender and the
  Administrative Agent hereby confirms that it will not institute against a
  Conduit Lender or join any other Person in instituting against a Conduit
  Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any
  Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

            10.7 Adjustments; Set-off. (a) Except to the extent that this
Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted
Lender") shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 8, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other
Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the
Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

              (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Holdings or the Borrower, any such notice being expressly waived by Holdings and the
  Borrower to the extent permitted by applicable law, upon acceleration of any
  Obligations pursuant to Section 8, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or the Borrower, as the case may be. Each Lender agrees promptly to notify the
  Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                                       64

            10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

            10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of Holdings, the Borrower, the Administrative
Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the
Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

            SECTION 10.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            10.12 Submission To Jurisdiction; Waivers. Each of Holdings and the
Borrower hereby irrevocably and unconditionally:

            (a)     submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern
      District of New York, and appellate courts from any thereof;

            (b)     consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c)     agrees that service of process in any such action or
      proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower, as the case may be to each of their respective addresses set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

            (d)     agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e)     waives, to the maximum extent not prohibited by law, any
      right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                                       65

            10.13 Acknowledgements. Each of Holdings and the Borrower hereby acknowledges that:

            (a)     it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

            (b)     neither the Administrative Agent nor any Lender has any
      fiduciary relationship with or duty to Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Loan
      Documents, and the relationship between Administrative Agent and Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;
      and

            (c)     no joint venture is created hereby or by the other Loan
      Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings, the Borrower and the Lenders.

            10.14 Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the
Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraph (b) below.

              (b) At such time as the Payment Obligations have been Fully
  Satisfied, the Collateral shall be released from the Liens created by the
  Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative
  Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person. At the request and sole expense of Holdings, the Borrower or any Subsidiary following any such termination, the Administrative Agent shall deliver to
  Holdings, the Borrower or such Subsidiary any Collateral held by the
  Administrative Agent thereunder and execute and deliver to Holdings, the
  Borrower or such Subsidiary such documents as it shall reasonably request to evidence such termination.

            10.15 Confidentiality. Each of the Administrative Agent and each
Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative
Agent or any Lender from disclosing any such information (a) to the
Administrative Agent, any other Lender or any Lender Affiliate, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Hedge
Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority having jurisdiction over the Administrative Agent or
Lender, (e) in response to any order of any court or other Governmental
Authority or as may otherwise be required pursuant to any Requirement of Law,
(f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed other than in breach of this Section 10.15, (h) to the National Association of Insurance Commissioners
or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

                                       66

            SECTION 10.16. WAIVERS OF JURY TRIAL. HOLDINGS, THE BORROWER, THE
ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY
WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT
OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            SECTION 10.17 USA PATRIOT Act. Each Lender hereby notifies the
Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of
Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

                     [Rest of page left intentionally blank]

                                       67

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                         FLAVORS HOLDINGS INC.

                                         By: /s/ Stephen G. Taub
                                            _______________________________
                                            Name: Stephen G. Taub
                                            Title: President and Chief Operating
                                                     Officer

                                         MAFCO WORLDWIDE CORPORATION

                                         By: /s/ Stephen G. Taub
                                            _______________________________
                                            Name: Stephen G. Taub
                                            Title: President and Chief Executive
                                                     Officer

                                         JPMORGAN CHASE BANK, N.A., as
                                         Administrative Agent and as a Lender

                                         By: /s/ Neil R. Boylan
                                            _______________________________
                                            Name: Neil R. Boylan
                                            Title: Managing Director

                                         BEAR STEARNS CORPORATE LENDING INC., as
                                         Syndication Agent and as a Lender

                                         By: /s/ Victor F. Bulzacchelli
                                            _______________________________
                                            Name:  Victor F. Bulzacchelli
                                            Title: Vice President

                           Natexis Banques Populaires

                                         By: /s/ Frank H. Madden, Jr.
                                            _______________________________
                                            Name:  FRANK H. MADDEN. JR.
                                            Title: VICE PRESIDENT & GROUP
                                                     MANAGER

                                         By: /s/ Jordan H. Levy
                                            _______________________________
                                            Name:  JORDAN H. LEVY
                                            Title: ASSISTANT VICE PRESIDENT

                             LENDER SIGNATURE PAGE
                  MAFCO WORLDWIDE CORPORATION CREDIT AGREEMENT

                                         NATIONAL CITY BANK, as
                                         Co-Documentation Agent and as a Lender

                                         By: /s/ Daniel R. Raynor
                                            _______________________________
                                            Name:  Daniel R. Raynor
                                            Title: Vice President

                             LENDER SIGNATURE PAGE
                  MAFCO WORLDWIDE CORPORATION CREDIT AGREEMENT